     As filed with the Securities and Exchange Commission on July 1, 1998
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             _____________________

                                  Midas, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                             36-4180556
  (State or other jurisdiction of                   (I.R.S. Employer Identification No.)
  incorporation or organization)

    225 North Michigan Avenue                                         60601
       Chicago, Illinois                                           (Zip Code)
(Address of principal executive offices)

                                  Midas, Inc.
                              Stock Incentive Plan
                            (Full title of the plan)

                               Robert H. Sorensen
                 Vice President, General Counsel and Secretary
                                  Midas, Inc.
                           225 North Michigan Avenue
                            Chicago, Illinois 60601
                                 (312) 565-7500
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                          ____________________________


                        CALCULATION OF REGISTRATION FEE


============================================================================================
                                             Proposed        Proposed
     Title of             Amount             Maximum          Maximum          Amount of
 Securities to be          to be             Offering        Aggregate      Registration Fee
    Registered          Registered           Price Per        Offering
                                               Share           Price
--------------------------------------------------------------------------------------------
Common Stock,       2,148,490 shares(1)       $20.50(2)    $44,044,045(2)       $12,993
$.001 par value

Preferred Stock     2,148,490 rights             (3)           (3)                 (3)
 Purchase Rights
============================================================================================


(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the Midas, Inc. Stock Incentive Plan relating to adjustments for changes resulting from a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or similar change.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on June 29, 1998.
(3) Rights to purchase Series A Junior Participating Preferred Stock (the "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
================================================================================

                     Registration of Additional Securities

     On January 23, 1998, Midas, Inc. a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-44797) (the "Prior Registration Statement") in order to register shares of its common stock, $.001 par value per share ("Midas Common Stock"), and the Rights for issuance under the Midas, Inc. Stock Incentive Plan (the "Plan").

     In accordance with General Instruction E to Form S-8, this Registration Statement is being filed in order to register additional shares of Midas Common
Stock and additional Rights for issuance under the Plan.    The contents of the
Prior Registration Statement, which became effective on January 23, 1998, are incorporated herein by reference.

     The required opinion and consents are listed on the Exhibit Index attached hereto.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 23rd day of March, 1998.

                           MIDAS, INC.


                           By: R. LEE BARCLAY
                              ------------------------------------------------
                               R. Lee Barclay
                               Executive Vice President and Chief Financial
                               Officer



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints R. Lee Barclay and Robert H. Sorensen, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 23rd day of March, 1998.


          Signature                             Title
          ---------                             -----

     WENDEL H. PROVINCE                Chairman and Chief Executive Officer
    --------------------                (principal executive officer and
     Wendel H. Province                  Director)



       R. LEE BARCLAY                  Executive Vice President and Chief
    --------------------                Financial Officer
       R. Lee Barclay                   (principal financial officer)


      EDWIN A. GRELL                  Vice President-Controller
    --------------------                (principal accounting officer)
      Edwin A. Grell

           HERBERT M. BAUM             Director
  ---------------------------------
           Herbert M. Baum



         THOMAS L. BINDLEY             Director
  ---------------------------------
         Thomas L. Bindley



          ARCHIE R. DYKES              Director
  ---------------------------------
          Archie R. Dykes


        JAROBIN GILBERT, JR.           Director
  ---------------------------------
        Jarobin Gilbert, Jr.


        ROBERT R. SCHOEBERL            Director
  ---------------------------------
        Robert R. Schoeberl

                                 EXHIBIT INDEX
                                 -------------

Exhibit
No.         Description
---         -----------

5           Opinion of Sidley & Austin.

23.1        Consent of KPMG Peat Marwick LLP.

23.2        Consent of Sidley & Austin (contained in Exhibit 5 hereto).

24 Powers of Attorney (contained on the signature page to this Registration Statement).